Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Borland Software Corporation:
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-133782, 333-128385, 333-88760, 333-62118, 333-13707, 333-16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987, 333-45078, 333-102688, 333-108505 and 333-143675) and Form S-3 (No. 333-147766) of Borland Software Corporation of our reports dated March 5, 2009, with respect to the consolidated balance sheet of Borland Software Corporation and subsidiaries as of December 31, 2008, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for the year then ended the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Borland Software Corporation.
/s/ KPMG LLP
Austin, Texas
March 5, 2009